REALTOR® EQUAL HOUSING OPPORTUNITY

UNIFORM OFFER TO PURCHASE

BROKER Brokers 12

DATE: 9/12/2016

ADDRESS 1201 S. Broadway, Minot, ND 58701

BUYERS: Capital Financial Holdings, Inc.

SELLERS: EVANMARK ENTERPRISES, LLC

The undersigned hereby offer to purchase the property in its present condition located at or know as **1801 Burdick Expressway W, Minot, ND 58701 OUTLOTS SEC 27-155-83 OUTLOT 40**

CONSIDERATION PRICE: **$975,000 with all built-in fixtures and all other FF&E to remain with the property.**

PAYMENT/ CLOSING TERMS: **Subject to financing and appraisal meeting purchase price or greater. Should the appraisal reveal any deficiencies the buyer and seller may agree to negotiate in good faith to correct such deficiencies. The settlement fee to be split 50% each.**

The date of closing shall be the same as date of possession unless otherwise mutually agreed in writing by all parties. Seller shall deliver to Buyers an Up-to-date abstract and/or current owners title insurance commitment to closing. At closing, Seller shall deliver a warranty deed evidencing marketable title and Buyers shall pay to broker or closing agent the consideration price. If there should be a defect in the title, Seller shall correct such defect within sixty (60) days. If Seller cannot furnish marketable title, the earnest money shall be returned to Buyers. Seller is to provide fire, wind, and extended coverage insurance against the premises to the time of title transfer.

CONSOLIDATED TAXES: **Prorated to the date of Closing.**
SPECIAL ASSESSMENTS: **Any assessed to date or may have been officially communicated to the Seller that may be assessed are to be paid by Seller**
RENTS: **The Buyer is buying the property free of any third party lease agreements. If otherwise, rents will be prorated.**

CLOSING//POSSESSION: **On or before January 13, 2017**

ADDITIONAL PROVISIONS: **Buyer will have until November 1, 2016 for their "Study Period". The Study Period will allow for normal association finalization of the approval process (including BOD final terms) for this purchase, make assurance the property and its commercial inspection, zoning, easements, environmental issues (if any), utilities are suitable for the Buyer's planned use and come to agreement on the list of furniture and fixtures that will transfer to the Buyer. Should Buyer discover the property for any reason cannot be suitable for its use, the earnest money will be returned in full to the Buyer if a request in writing, fax, or email is delivered to the Seller and Escrow agent prior to 4:00 PM on November 1, 2016.**

Within 5 days of acceptance, the Seller will make available to Buyer an identification of what non real estate items that will remain with the Seller, and any area surveys, environmental studies such as Phase One Audit, architectural drawings, maintenance or warranty contracts etc. that are in Sellers possession.

We hereby deposit with **Brokers 12 Trust Account** the sum of **$20,000.00 within 2 business days of acceptance of Seller, a check** as earnest money, receipt of which is hereby acknowledged, to apply on the purchase price. If Seller has accepted this offer, and Buyers refuse or fail to consummate or complete the purchase of the property, the Seller may, at his option, (other than as stipulated under Addition Provisions above) retain the earnest money paid as liquidated damages for such failure to carry out said agreement, or shall have such other remedies as are provided by law. There are no verbal or other agreements which modify or affect this contract.

TIME IS OF THE ESSENCE: **This offer shall expire unless a copy hereof with Seller's written acceptance is delivered to Buyer's Agent by 9/13/2016 by 12:00(noon).**

BROKER: Brokers 12, Inc.
BY: DocuSigned by: Cherry Bourdeau 54FECC68AFA4417...

BUYER: DocuSigned by: E. Colby F300CC63338485...
PHONE: 9/12/2016

ACCEPTANCE

The foregoing offer is hereby accepted (countered) by us this 13 day of September 2016

BROKER: Signal Inc
BY: [signature]

SELLER: [signature], President, Evanmark Enterprises LLC

SELLER:

ADDITIONAL PROVISIONS: